Exhibit 10.24

SEPARATION Agreement and GENERAL Release

This Separation Agreement and General Release (“Agreement”) is made and entered by and between Joseph Debold (“Employee”) and Wireless Telecom Group, Inc. and its subsidiaries (the “Company”). Employee and the Company, together, are at times referred to as the “Parties”.

WHEREAS, Employee and the Company are parties to a Severance Agreement dated December 10, 2012 (the “Severance Agreement”) that provides for a specified Severance payment and Continuation of Benefits if, after a Change in Control, Employee’s employment is terminated by the Company for a reason other than death, permanent disability or Cause, or if Employee resigns for Good Reason (as those capitalized terms are defined in the Severance Agreement);

WHEREAS, the Company and Employee have mutually agreed that Employee will cease employment with the Company on December 31, 2017 (the “Separation Date”);

WHEREAS, the Company and Employee have agreed to terminate the Severance Agreement in consideration for entering into this Agreement; and

WHEREAS, the Company and Employee wish to confirm the terms of Employee’s and the Company’s obligations to each other after Employee’s separation from employment, and to settle, release and discharge, with prejudice, any and all claims, causes of action or disputes Employee has or may have against any of the Releasees (defined in Section 6(a) below), including but not limited to those arising or which may be arising out of his employment with the Company and/or his separation from that employment, other than as set forth in this Agreement (including the attachments hereto).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the Company and Employee do hereby agree as follows:

1. Mutual Termination of Severance Agreement. Employee and the Company agree that the Severance Agreement shall terminate, and that Employee hereby waives any right under the Severance Agreement to receive a Severance Payment and Continuation of Benefits, effective as of the Effective Date (as defined in Section 3 below) of this Agreement. Employee and the Company agree that the Severance Pay provisions of the Company’s Employee Handbook shall not apply to Employee, and Employee’s sole right to receive severance payments from the Company are set forth in this Agreement.

2. Separation from Employment. Employee’s employment with the Company will end on the Separation Date. Employee understands that, following the Separation Date, he will have no right to any salary or employee benefits provided by the Company under any employee benefit plans, except for any continuation of benefit rights expressly described in this Agreement, and that Employee will not be paid a bonus for 2017 (except as the same is included in the Severance Payment). Employee’s rights to exercise stock options that have vested or will vest on or before the Separation Date (“Vested Options”) are governed by a stock option agreement between the

Company and Employee dated April 15, 2010 (the “Stock Option Agreement”), as amended by an amendment executed by Employee simultaneously with his execution of this Agreement. The receipt of benefits hereunder after the Separation Date will not extend Employee’s service date with respect to health benefits, stock options, bonus, incentive compensation, profit sharing or other compensation or benefits. Similarly, Employee acknowledges that, as of the Separation Date, his duties and obligations to the Company will be extinguished with the exception of his duties and obligations to continue to protect the Company’s Confidential Information (defined in Section 9(b) below) and those duties and obligations otherwise stated herein.

3. Review and Revocation Periods; Effective Date. Employee understands that he has a period of at least twenty-one (21) calendar days from his receipt of this Agreement to consider the terms and conditions of this Agreement, except that if the last day of this period falls on a Saturday, Sunday or holiday observed by the Company, Employee shall have until the close of business on the next immediate business day (the “Review Period”). Employee may accept this Agreement by fully signing, notarizing and returning it to Michelle Lutkowski, Human Resources Director, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054, by no later than 5:00 p.m. on the last day of his Review Period. By signing this Agreement, Employee expressly acknowledges and agrees that (a) he has had up to twenty-one (21) calendar days to carefully read and fully consider the terms of this Agreement and that he understands he can use as much of the Review Period or all of the Review Period before signing the Agreement; (b) to the extent that he signs the Agreement prior to the expiration of the Review Period, he is voluntarily and knowingly waiving the balance of the Review Period; (c) he has been advised in writing to discuss this Agreement with an attorney before signing it and the time afforded him provided him a full and fair opportunity to do so; (d) he has so consulted an attorney or knowingly waived the right to do so before signing this Agreement; (e) he has carefully read this Agreement and fully understands the terms and information stated therein; (f) he is physically and emotionally competent and of sound mind to execute this Agreement; and (g) he is knowingly and voluntarily signing this Agreement of his own free will, act and deed. He warrants that he has made such investigation of the facts pertaining to this Agreement and all matters contained herein as he deems necessary, desirable and appropriate, and agrees that the release provided for herein shall remain in all respects effective and enforceable and not subject to termination or rescission by reason of any later discovery of new, different or additional facts. Employee understands that he has an additional period of seven (7) calendar days after he signs the Agreement to revoke his acceptance of the Agreement, except that if the seventh (7th) calendar day after he signs the Agreement falls on a Saturday, Sunday or legal holiday, he will have until the close of business on the next immediate business day (the “Revocation Period”). Employee agrees that this Agreement shall become fully effective and enforceable the first calendar day following the expiration of the Revocation Period, provided he does not first timely provide a notice of revocation to the Company (the “Effective Date”). Employee understands that if he does not sign this Agreement and return it to the Company by the end of his Review Period, or if he executes his right to revoke this Agreement, he will not be entitled to receive the Severance Payment and other benefits described below in Section 4, and the terms of the Agreement shall be deemed null and void.

4. Payment and Benefits to Employee in Exchange for Release. In exchange for and in consideration of Employee’s promises as set forth in this Agreement and the Release attached to this Agreement as Attachment A (“Release”), and contingent upon the Company’s timely receipt of signed copies of this Agreement and the Release (which may only be executed after the Separation Date, but no later than five (5) business days after the Separation Date) and Employee’s not revoking both this Agreement and the Release, the Company agrees to provide Employee with the following payment and other benefits on behalf of all Releasees:

(a) The Company will pay Employee a lump sum payment in the gross amount of $187,500, less all applicable income and employment taxes and other required or elected withholdings (the “Severance Payment”), payable on the first regularly scheduled payroll date in 2018 that is at least five (5) business days after the Release Effective Date (as defined in the Release). The Severance Payment was calculated as an amount equal to Employee’s base salary for a period of nine (9) months.

(b) The Company will pay Employee a bonus in the gross amount of $25,000 in lieu of any payment for 100% attainment of his $24,000,000 quota pursuant to the 2017 Sales Incentive Plan (whether or not such quota is attained), and a bonus for 2017 in the gross amount of $31,250 in lieu of any payment pursuant to the 2017 Officer Incentive Compensation Plan (together, the “Bonuses”). Both Bonuses will be paid in January 2018 and will be subject to all applicable income and employment taxes and other required or elected withholdings.

(c) To the extent Employee is eligible for and timely elects COBRA continuation coverage in accordance with the Company’s COBRA healthcare continuation coverage policies for group medical and dental coverage (but not any flexible spending account) and continues to pay the premiums for such plans at the active monthly rate applicable to the health coverage in effect for active employees (the “Active Rate”), the Company will pay, on his behalf and for a nine (9) month period only, an amount equal to the portion of his COBRA healthcare continuation coverage premium for such plans that exceeds the Active Rate based upon the type of coverage Employee elected prior to his/her Separation Date, subject to all applicable taxes (the “COBRA Subsidy”).

i.	Employee understands that if he/she does not elect healthcare continuation coverage pursuant to COBRA or chooses to reduce his/her coverage level pursuant to COBRA, he/she will not receive the cash equivalent of the Company’s share of the premium, or any difference in the Company’s share of the premium between his/her election prior to termination and his/her COBRA election.

ii.	Employee also understands that if he/she remains eligible for COBRA healthcare continuation coverage after the month when the COBRA Subsidy is in effect, he/she will be responsible to pay the full premiums with respect to such coverage at the COBRA rate. He/she understands and agrees that the Company has and will have no obligation to make any payments toward COBRA healthcare continuation coverage for him/her and his/her eligible dependents beyond the nine (9) month COBRA Subsidy period and that the COBRA Subsidy will not extend the period of his eligibility or the eligibility of his/her dependents for healthcare continuation coverage under COBRA.

(d) Employee agrees that the Company’s agreement to execute the amendment to the Stock Option Agreement in the form attached to this Agreement as Attachment B as set forth below, and the Severance Payment, the Bonuses and COBRA Subsidy, constitute good and adequate consideration in exchange for his promises and releases herein and is in addition to anything of value to which he is presently entitled by virtue of his employment with the Company and any of the Releasees’ policies, practices, plans or prior understandings with him regarding compensation, vacation, bonuses, severance, on-call time, paid time off, commissions, incentive compensation stock options, offer letters, or any other fringe benefit plan, program, policy or practice.

(e) The Company represents and warrants that as of the date it executes this Agreement Employee has vested options to purchase 300,000 Company shares subject to the Stock Option Agreement (“Vested Options”) and owns 10,870 vested shares of restricted stock, and that as of the Separation Date, Company projects that Employee will have no additional vested options or vested restricted stock. Employee represents and warrants that, that all other stock option awards and restricted awards stock granted to him by the Company have not vested as of the date he executes this Agreement and will not vest before the Separation Date, and that all such unvested stock option awards and restricted stock awards will be forfeited as of the Separation Date in accordance with the terms of the applicable award agreements and the Company’s Stock Option Plan.

(f) On or shortly after the Effective Date, the Company will execute the amendment to the Stock Option Agreement in the form attached to this Agreement as Attachment B.

5. Receipt of All Prior Pay and Benefits Due; No Injuries. Employee agrees that, as of the date he signs this Agreement, the Company does not owe him any further compensation, remuneration, overtime payments, bonuses, incentives, benefits, severance, commissions, or other employment payments of any kind whatsoever other than as set forth in the Agreement, the Stock Option Agreement, or Company policies in effect at the time of this agreement as related to accrued, unused paid time off, other than: (a) for wages earned, and benefits accrued, through the Separation Date that have not been paid as of the Separation Date; (b) 401k matches accrued through the Separation Date to the extent not deposited by the Company; and (c) payments earned under the 2017 Sales Incentive Plan in the amounts of $12,500 for 92% attainment of quarterly forecast for the fourth quarter of 2017, and $20,000 for total year booking quota in excess of $20,500,000, which will be paid in January 2018. The payments described in clauses Section 5 (a), (b) and (c) will be paid whether or not Employee enters into this Agreement or timely revokes this Agreement. Employee warrants that he has not suffered any work-related injuries, has not contracted any known occupational diseases, and has been provided all family, medical and other benefits to which he was ever entitled.

6. Release of Claims and Covenant Not to Sue.

(a) In exchange for the Company providing Employee with the payment and benefits described above, Employee, on his own behalf and on behalf his heirs, executors, personal representatives, administrators and assigns (hereinafter collectively referred to as the “Releasers”), forever releases and discharges the Company and all of its parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns (including

Wireless Telecom Group, Inc. and Noise Com), all of its and their employee benefit and/or pension plans or funds, and all of its and their past and present officers, directors, stockholders, agents, trustees, administrators, employees, managers, attorneys, insurers, reinsurers, contractors and assigns (whether acting as agents for such entities or in their individual capacities) (hereinafter collectively referred to as “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, which Employee ever had, now has, or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the Effective Date of this Agreement.

i. Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Releasees from any and all waivable claims arising out of or alleged to be arising out of and in any way concerning Employee’s employment with the Company, the terms, conditions, and privileges of that employment, the termination of that employment and/or any and all violations and/or alleged violations of any federal, state and local fair employment practices or other laws by any of the Releasees for any reason and under any legal theory including but not limited to the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), the Genetic Information Nondiscrimination Act of 2008 (“GINA”), the Worker Adjustment and Retraining Notification Act (“WARN”), the Occupational Safety and Health Act (“OSHA”),the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security of 1974, (“ERISA”), the National Labor Relations Act (“NLRA”), the Labor Management Relations Act (“LMRA”), the Fair Labor Standards Act (“FLSA”), the Family and Medical Leave Act (“FMLA”) the Uniformed Services Employment and Reemployment Act (“USERRA”), the Fair Credit Reporting Act (“FCRA”), the Equal Pay Act of 1963 (the “EPA”), the Lilly Ledbetter Fair Pay Act, the Civil Rights Act of 1991, the New Jersey Law Against Discrimination (“NJLAD”), the New Jersey Conscientious Employee Protection Act (“CEPA”), the New Jersey Fair Credit Reporting Act (“NJFCRA”), the New Jersey Wage and Hour Law, the New Jersey Workers’ Compensation Act, the New Jersey Temporary Disability Benefits and Family Leave Insurance Law, the New Jersey Discrimination in Wages Law, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act, and the New Jersey Civil Rights Act, all as amended.

ii. Employee also forever waives and releases all claims, whether accrued or unaccrued, real or perceived, liquidated or contingent, or known or unknown, for breach of implied or express contract, breach of promise, breach of the covenant of good faith and fair dealing, fraud, misrepresentation, negligence, estoppel, defamation, intentional infliction of emotional distress, violation of public policy, wrongful, retaliatory or constructive discharge, or any other claim or tort arising under any federal, state or local law, statute, rule, regulation, ordinance, judicial decision and/or the United States or New Jersey constitutions, including any and all claims arising out of the terms and conditions of Employee’s employment the termination of such employment, the benefits and attributes of that employment, any of the events relating directly or indirectly to or surrounding that termination, and all claims for attorneys’ fees, costs, disbursements and/or the like.

(b) Employee represents and warrants that: (i) he is the lawful owner of all claims released through this Agreement; (ii) he has the beneficial interest in the payment and benefits that he will receive under this Agreement; (iii) he has not assigned, and will not assign, any interest in any claim released through this Agreement; (iv) he has not filed, and is not and has not been subject to, a voluntary or involuntary bankruptcy petition in the past three (3) years; (v) he is not a debtor in any pending bankruptcy case; (vi) no receiver, bankruptcy trustee or other third party may assert a right to any claim released through this Agreement or the payment tendered or to be tendered under this Agreement. Employee agrees that the foregoing representations and warranties shall survive the execution, performance and consummation or termination of this Agreement. He also agrees that he will fully indemnify and hold the Releasees harmless to the extent any of the foregoing representations and warranties is or becomes untrue for any claims or damages, including attorneys’ fees, fines, costs, liquidated damages and punitive damages, asserted or awarded against any of the Releasees and, should it be determined that any bankruptcy trustee or other third party has a right to any payment made to him under this Agreement, he immediately will return to the Company an amount equivalent to the full value of the Severance Payment.

(c) Employee warrants that he has not filed or initiated any complaint, charge, arbitration demand, grievance and/or administrative action against any of the Releasees in any federal, state or local court, in any administrative agency, or with any arbitration panel. He further agrees not to file any claim or lawsuit against any of the Releasees in any federal, state or local court concerning any claim, demand or cause of action released through this Agreement and not specifically excluded in Section 7 below. Should Employee file a lawsuit or commence an arbitration proceeding against the Releasees with any court or arbitration panel regarding any claim that is waived above and not excluded in Section 7 below, he agrees that he will be responsible to pay the legal fees and costs incurred by the Releasees in defending such suit and the nothing shall limit the Releasees’ rights to obtain restitution, repayment, recoupment or set off of any monies paid to Employee under this Agreement.

7. Exclusions from Release of Claims and Covenant Not to Sue. The Parties agree that the release set forth in Section 6 and its subparagraphs above: (a) does not limit Employee’s right to bring any action to enforce the terms of this Agreement or to recover for the breach thereof; (b) does not waive Employee’s right to purchase or continue to purchase continuation health benefits coverage to the extent he and his eligible dependents are eligible for such coverage under law or waive Employee’s right to continued life insurance benefits under the Company’s plan (to the extent permitted under such employee benefit plan); (c) does not prohibit Employee from filing, cooperating with or participating in any proceeding with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any similar federal, state or local board or agency, although he does waive his right to recover any payments or other relief from the Company that any such board or agency may pursue or obtain on his behalf; (d) does not waive Employee’s vested rights in any 401(k) plan or his right to contribute or for firm contributions to such plan for periods worked on or prior to the Separation Date; (e) does not prohibit Employee from filing any claim with the New Jersey Department of Labor &Workforce Development for unemployment compensation benefits or from collecting any award of unemployment compensation benefits granted to him; (f) does not affect any of Employee’s rights with respect to Vested Options, or Employee’s ownership interests in the Company’s shares, if any, that Employee continues to hold following the Effective Date; (g) does not affect

Employee’s rights to indemnification and advancement of legal fees or insurance coverage Employee may have before or after the Effective Date or the Separation Date, including, without limitation, any rights under governing statutory law or common law, any indemnification agreement, the Company’s organizational documents, including its certificate of incorporation and bylaws, or any “D&O coverage,” that Employee may have with respect to any claims made or threatened against Employee in Employee’s capacity as a current or former director, officer or employee of the Company or any of its affiliates; and (h) does not affect any claims for contribution in the event Employee and any of the Releasees are found to be jointly liable or otherwise.

8. Continuing Protection of Confidential Information; Non-Disparagement; and Return of Company Property.

(a) Employee warrants that he has not used or disclosed any Confidential Information (as defined below), except as permitted in connection with his performance of his job duties during his employment. Employee also agrees that he has not engaged, and will not, at any time, engage in any conduct that is injurious to Releasees’ reputation or interest, including but not limited to (a) divulging, communicating, or in any way making use for himself or any third party of Confidential Information acquired or developed by Employee in the performance of his employment duties with the Company; and (b) publicly disparaging (or including or encouraging others to publicly disparage) any of the Releasees. Employee agrees that, on or before the Separation Date, he will return to the Company all Confidential Information and other property in his possession (including but not limited to identification badges, keys, keyfobs, access cards, computers and equipment, personal digital assistance, cellular telephones, documents, pricing, customer and supplier lists, personnel information, product information, electronic passwords, memoranda, marketing and sales information and/or files in whatever form, including any electronic data format), and that he will not retain any copies of any such information. Employee further agrees that he will reconcile to the Company’s satisfaction any outstanding amounts due to the Company on account of charges incurred by him prior to his Separation Date.

(b) Employee agrees that, to the extent he has transferred or transfers any Confidential Information and/or other business information belonging to the Company and/or any of the Releasees, any personal computer equipment, personal electronic storage devices, or any cloud or other file sharing service to which he has access, he has properly disposed or will dispose of such materials after returning a complete, true copy of the same to the Company and he has also fully deleted and otherwise appropriately removed, or will delete and otherwise appropriately remove, all electronic copies of the same from his personal computer equipment, other electronic devices and any cloud or other file sharing services to which he has access in a manner reasonably performed to effectively prevent the disclosure of any sensitive personal data and/or other Confidential Information and/or other business information belonging to the Company.

(c) Notwithstanding any provision of this Agreement, or any other agreement executed by Employee, to the contrary, there are no contractual restrictions on Employee’s (a) reporting violations of any law or regulation, (b) providing truthful testimony or information pursuant to subpoena, court order, or similar legal process, (c) providing truthful information to government or regulatory agencies, or (d) otherwise engaging in whistleblower activity protected by the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any rules or regulations issued thereunder, including, without limitation, Rule 21F-17. In addition, 18 U.S.C. §1833(b) provides, “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement, any other agreement executed by Employee, or any Company policy is intended to conflict with this statutory protection.

9. Non-Competition; Non-Servicing; Non-Solicitation.

(a) Non-Competition. Employee agrees that for a period of nine (9) months after the Separation Date (the “Restricted Period”), Employee will not, as a principal, manager, agent, consultant, officer, stockholder, partner, member, investor, employee, or in any other capacity, be associated with or provide services to or on behalf of Westell Communications, Commscope, PCTEL, Baylin/Galtronics, JMA Technologies, TIK, Comba Technologies, Kathrein Solutions, or Meca Electronics, Inc. (the “Restricted Companies”), or any other company that acquires substantially all of the assets of, or enters into a merger with, any of the Restricted Companies, to the extent they continue to engage in the “Business” or otherwise compete with the Company with respect to the Business anywhere in the world. For purposes of this Section 9, “Business” means the design, development, manufacturing, testing, and deployment of RF and microwave components, modules, systems and instruments for the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries. Nothing herein shall be construed so as to preclude Employee from investing directly or indirectly in any publicly traded equity securities, provided that no such investment in any class of securities may exceed 5% of the outstanding securities of such class.

(b) Non-Servicing and Non-Solicitation. Employee agrees that during the Restricted Period, Employee will not directly, or indirectly call upon or cause to be called upon, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of, or provide services to, any “Client of the Company” with respect to the Business. For purposes of this Agreement, a “Client of the Company” means any person or entity to whom the Company sold products or services during the two year period before the Separation Date.

(c) Non-Hiring and Non-Solicitation. Employee agrees that for a period of one (1) year after the Separation Date, Employee, on Employee’s own behalf or on behalf of any person or entity, will not directly or indirectly solicit, employ, hire, cause to be hired, or retain any officer, manager, sales person, or any other employee who developed or had access to Confidential Information, who was employed by the Company at any time during the one year period immediately preceding the Separation Date. General advertisements such as in a newspaper, or listing of opportunities on a job board that is available to the general public, shall not constitute solicitation prohibited by this Agreement, but descriptions of or references to employment opportunities by Employee on social media accounts that require Employee’s or an employer’s authorization for access (such as Facebook, Linked In, etc.) are subject to the prohibition on solicitation.

(d) Confidential Information. During the Transition Period and at all times after the Separation Date, Employee will take all steps necessary to hold the proprietary confidential information of the Company (“Confidential Information”) in trust and confidence, and will not use, or assist another to use, any such Confidential Information in any manner or for any purpose other than for the benefit of the Company, and will not disclose any such Confidential Information to any third party without first obtaining the express written consent of an officer of the Company (“Officer”) on a case-by-case basis. By way of illustration but not limitation, “Confidential Information” includes (a) trade secrets, trade names, trademarks, service marks, domain names, trade dresses, logos, corporate names, slogans, indicia of sources of origin, rights of publicity and privacy, artistic and moral rights, inventions, shop rights, mask works, artworks, ideas, processes, techniques, formulae, algorithms, source and object codes, data, databases, data structures, programs, software, other works of authorship, copyrightable subject matter, industrial property rights, know-how, improvements, discoveries, developments, designs and techniques, whether or not used in the Company’s business; (b) information regarding the Company’s plans for research, development, new products or services, trading strategies, styles, instruments, markets, or sectors, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills of employees of, and independent contractors engaged by, the Company. Notwithstanding the other provisions of this Agreement, nothing received by Employee will be considered to be Confidential Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement or other confidentiality obligation; (2) is generally known in the Business; or (3) it was lawfully known to Employee prior to Employee’s first becoming employed by the Company.

10. Cooperation; Response to Subpoenas.

(a) Employee will reasonably cooperate with the Company and all other Releasees and its/their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge as a result of his employment with the Company. Employee agrees that such cooperation shall not, in any way, be construed as compensatory time and that he shall not be entitled to payment for the time spent in connection with the same; however, he will be reimbursed for all associated reasonable and necessary travel and parking expenses.

(b) Employee agrees that in the event he is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Employee’s employment with the Company or any other Releasees, he will promptly give notice of such request to the Company unless otherwise prohibited by law and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

11. No Admission of Liability. Employee understands that the making of this Agreement is not intended and shall not, in any way, be construed, as an admission that Releasees have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against the Employee. Employee understands that, to the contrary, the Company maintains that all of the Releasees have treated him in a fair, lawful, non-discriminatory and non-retaliatory manner. The Parties agree that this Agreement may only be used as evidence in a subsequent proceeding in which any of the Parties allege a breach of this Agreement.

12. Binding Nature. This Agreement is binding upon, and shall inure to the benefit of, the Parties and their respective heirs, executors, administrators, successors and permitted assigns. Employee may not assign this Agreement, and any purported assignment by Employee shall be null and void.

13. Governing Law and Venue. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of New Jersey, exclusive of any choice of law rules. Any dispute regarding this Agreement shall be brought in, and the Parties consent to the personal jurisdiction of, the state and federal courts of the State of New Jersey (to the extent that subject matter jurisdiction exists).

14. Equitable Modification; Severability. The Parties agree that the terms of this Agreement are severable. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be modified to be enforceable to the greatest extent permitted by applicable law. Whether or not such modification is allowed, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; however, if the release within Section 6 of this Agreement is deemed illegal, void or unenforceable by a court of competent jurisdiction, Employee agrees either to return promptly to the Company the value of the Severance Payment and other benefits provided to his under this Agreement or to execute a release, waiver and/or covenant that is legal and enforceable. Further, if Employee seeks to challenge the validity of or otherwise vitiate this Agreement or any other provision thereof (including, without limitation, the terms of Section 6), Employee shall, as a precondition, be required, to the extent permitted by applicable law, to repay to the Company the value of the Severance Payment and other benefits provided to his under this Agreement. Finally any breach of the terms of Sections 6, 8, 9 or 10 shall constitute a material breach of this Agreement as to which the Company may seek appropriate relief (including but not limited to repayment of the value of the benefits to him under this Agreement) in a court of competent jurisdiction.

15. No Reliance Upon Verbal Representations; Entire Agreement; Amendments. This Agreement and the attachments hereto constitute the complete understanding between the Parties with respect to its subject matter and supersede any and all agreements, understandings, and discussions, whether written or oral, between the Parties concerning its subject matter, including without limitation the Severance Agreement. Employee agrees that no promises or inducements have been made to him to cause him to sign this Agreement other than those expressly provided for in this Agreement. Employee also understands and agrees that no other promises or agreements, and no amendments to this Agreement, shall be binding unless in writing and signed by the Parties to be bound thereby after the date that the Employee returns this Agreement, duly executed and acknowledged.

IN WITNESS WHEREOF, intending to be forever legally bound hereby, the Parties have executed this Agreement on the dates set forth below:

Wireless telecom group, inc. (d/b/a noise com)

By:	/s/Timothy Whelan	Date: November 30, 2017
Timothy Whelan
Chief Executive Officer

By:	/s/Joseph Debold	Date: November 30, 2017
Joseph Debold

ACKNOWLEDGMENT

STATE OF New Jersey	)
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COUNTY OF	)

On this 30th day of November 2017 before me personally came Joseph Debold known and identified to me known to be the person described herein, who executed the foregoing Separation Agreement and General Release, duly acknowledging to me that he signed the same on his own free will, act and deed for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and seal at Parsippany, New Jersey on the day and year aforesaid.

/s/Michelle Lutkowski
Notary Public

SEPARATION AGREEMENT AND GENERAL RELEASE

ATTACHMENT “A”

RELEASE

This Release (“Release”) is being executed pursuant to a Separation Agreement and General Release (the “Agreement”) between Joseph Debold (the “Employee”) and Wireless Telecom Group, Inc. and its subsidiaries (the “Company”) executed on November 30, 2017. Any capitalized word not defined in this Release (other than a proper noun) has the meaning defined in the Agreement.

1. Review and Revocation Periods; Effective Date. Employee acknowledges that he has had at least twenty-one (21) calendar days from his receipt of this Release to consider the terms and conditions of this Release (the “Review Period”). Employee may accept this Release by fully signing, notarizing and returning it to Michelle Lutkowski, Human Resources Director, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054, by no earlier than the day after the Separation Date and no later than five (5) business days after the Separation Date (“Release Return Date”). By signing this Release, Employee expressly acknowledges and agrees that (a) he has had up to twenty-one (21) calendar days to carefully read and fully consider the terms of this Release and that he understands he can use as much of the Review Period or all of the Review Period before signing the Release; (b) he has been advised in writing to discuss this Release with an attorney before signing it and the time afforded him provided him a full and fair opportunity to do so; (c) he has so consulted an attorney or knowingly waived the right to do so before signing this Release; (d) he has carefully read this Release and fully understands the terms and information stated therein; (e) he is physically and emotionally competent and of sound mind to execute this Release; and (f) he is knowingly and voluntarily signing this Release of his own free will, act and deed. He warrants that he has made such investigation of the facts pertaining to this Release and all matters contained herein as he deems necessary, desirable and appropriate, and agrees that the release provided for herein shall remain in all respects effective and enforceable and not subject to termination or rescission by reason of any later discovery of new, different or additional facts. Employee understands that he has an additional period of seven (7) calendar days after he signs the Release to revoke his acceptance of the Release, except that if the seventh (7th) calendar day after he signs the Release falls on a Saturday, Sunday or legal holiday, he will have until the close of business on the next immediate business day (the “Revocation Period”). Employee agrees that this Release shall become fully effective and enforceable the first calendar day following the expiration of the Revocation Period, provided he does not first timely provide a notice of revocation to the Company (the “Release Effective Date”). Employee understands that if he does not sign this Release and return it to the Company by the Release Return Date, or if he executes his right to revoke this Release, he will not be entitled to receive the Severance Payment and other benefits described in the Agreement, and the terms of the Agreement shall be deemed null and void.

2. Receipt of All Prior Pay and Benefits Due; No Injuries. Employee agrees that, as of the date he signs this Release, the Company does not owe him any further compensation, remuneration, overtime payments, bonuses, incentives, benefits, severance, commissions, or other employment payments of any kind whatsoever other than as set forth in the Agreement, the Stock Option Agreement, for compensation and benefits to the extent a Company payroll after the Release Effective Date covers a period prior to the Separation Date or Company policies in effect at the time of this Release as related to accrued, unused paid time off. Employee warrants that he has not suffered any work-related injuries, has not contracted any known occupational diseases, and has been provided all family, medical and other benefits to which he was ever entitled.

3. Release of Claims and Covenant Not to Sue.

(a) In exchange for the Company providing Employee with the payment and benefits described in the Agreement, Employee, on his own behalf and on behalf his heirs, executors, personal representatives, administrators and assigns (hereinafter collectively referred to as the “Releasers”), forever releases and discharges the Company and all of its parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns (including Wireless Telecom Group, Inc. and Noise Com), all of its and their employee benefit and/or pension plans or funds, and all of its and their past and present officers, directors, stockholders, agents, trustees, administrators, employees, managers, attorneys, insurers, reinsurers, contractors and assigns (whether acting as agents for such entities or in their individual capacities) (hereinafter collectively referred to as “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, which Employee ever had, now has, or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the Effective Date of this Release.

i. Without limiting the generality of the foregoing, this Release is intended to and shall release the Releasees from any and all waivable claims arising out of or alleged to be arising out of and in any way concerning Employee’s employment with the Company, the terms, conditions, and privileges of that employment, the termination of that employment and/or any and all violations and/or alleged violations of any federal, state and local fair employment practices or other laws by any of the Releasees for any reason and under any legal theory including but not limited to the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), the Genetic Information Nondiscrimination Act of 2008 (“GINA”), the Worker Adjustment and Retraining Notification Act (“WARN”), the Occupational Safety and Health Act (“OSHA”),the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security of 1974, (“ERISA”), the National Labor Relations Act (“NLRA”), the Labor Management Relations Act (“LMRA”), the Fair Labor Standards Act (“FLSA”), the Family and Medical Leave Act (“FMLA”) the Uniformed Services Employment and Reemployment Act (“USERRA”), the Fair Credit Reporting Act (“FCRA”), the Equal Pay Act of 1963 (the “EPA”), the Lilly Ledbetter Fair Pay Act, the Civil Rights Act of 1991, the New Jersey Law Against Discrimination (“NJLAD”), the New Jersey Conscientious Employee Protection Act (“CEPA”), the New Jersey Fair Credit Reporting Act (“NJFCRA”), the New Jersey Wage and Hour Law, the New Jersey Workers’ Compensation Act, the New Jersey Temporary Disability Benefits and Family Leave Insurance Law, the New Jersey Discrimination in Wages Law, the New Jersey

Millville Dallas Airmotive Plant Job Loss Notification Act, and the New Jersey Civil Rights Act, all as amended.

ii. Employee also forever waives and releases all claims, whether accrued or unaccrued, real or perceived, liquidated or contingent, or known or unknown, for breach of implied or express contract, breach of promise, breach of the covenant of good faith and fair dealing, fraud, misrepresentation, negligence, estoppel, defamation, intentional infliction of emotional distress, violation of public policy, wrongful, retaliatory or constructive discharge, or any other claim or tort arising under any federal, state or local law, statute, rule, regulation, ordinance, judicial decision and/or the United States or New Jersey constitutions, including any and all claims arising out of the terms and conditions of Employee’s employment the termination of such employment, the benefits and attributes of that employment, any of the events relating directly or indirectly to or surrounding that termination, and all claims for attorneys’ fees, costs, disbursements and/or the like.

(b) Employee represents and warrants that: (i) he is the lawful owner of all claims released through this Release; (ii) he has the beneficial interest in the payment and benefits that he will receive under this Release; (iii) he has not assigned, and will not assign, any interest in any claim released through this Release; (iv) he has not filed, and is not and has not been subject to, a voluntary or involuntary bankruptcy petition in the past three (3) years; (v) he is not a debtor in any pending bankruptcy case; (vi) no receiver, bankruptcy trustee or other third party may assert a right to any claim released through this Release or the payment tendered or to be tendered under this Release. Employee agrees that the foregoing representations and warranties shall survive the execution, performance and consummation or termination of this Release. He also agrees that he will fully indemnify and hold the Releasees harmless to the extent any of the foregoing representations and warranties is or becomes untrue for any claims or damages, including attorneys’ fees, fines, costs, liquidated damages and punitive damages, asserted or awarded against any of the Releasees and, should it be determined that any bankruptcy trustee or other third party has a right to any payment made to him under the Agreement, he immediately will return to the Company an amount equivalent to the full value of the Severance Payment.

(c) Employee warrants that he has not filed or initiated any complaint, charge, arbitration demand, grievance and/or administrative action against any of the Releasees in any federal, state or local court, in any administrative agency, or with any arbitration panel. He further agrees not to file any claim or lawsuit against any of the Releasees in any federal, state or local court concerning any claim, demand or cause of action released through this Release and not specifically excluded in Section 4 below. Should Employee file a lawsuit or commence an arbitration proceeding against the Releasees with any court or arbitration panel regarding any claim that is waived above and not excluded in Section 4 below, he agrees that he will be responsible to pay the legal fees and costs incurred by the Releasees in defending such suit and the nothing shall limit the Releasees’ rights to obtain restitution, repayment, recoupment or set off of any monies paid to Employee under the Agreement.

4. Exclusions from Release of Claims and Covenant Not to Sue. The release set forth in Section 3 and its subparagraphs above: (a) does not limit Employee’s right to bring any action to enforce the terms of this Release or the Agreement, or for to recover for breach of the foregoing; (b) does not waive Employee’s right to purchase or continue to purchase continuation health benefits coverage to the extent he and his eligible dependents are eligible for such coverage under law or waive Employee’s right to continued life insurance benefits under the Company’s plan (to the extent permitted under such employee benefit plan); (c) does not prohibit him from filing, cooperating with or participating in any proceeding with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any similar federal, state or local board or agency, although he does waive his right to recover any payments or other relief from the Company that any such board or agency may pursue or obtain on his behalf; (d) does not waive his vested rights in any 401(k) plan; and (e) does not prohibit him from filing any claim with the New Jersey Department of Labor &Workforce Development for unemployment compensation benefits or from collecting any award of unemployment compensation benefits granted to him; (f) does not affect any of Employee’s rights with respect to Vested Options, or Employee’s ownership interests in the Company’s shares, if any, that Employee continues to hold following the Separation Date; (g) does not affect Employee’s rights to indemnification and advancement of legal fees or insurance coverage Employee may have before or after the Separation Date, including, without limitation, any rights under governing statutory law or common law, any indemnification agreement, the Company’s organizational documents, including its certificate of incorporation and bylaws, or any “D&O coverage,” that Employee may have with respect to any claims made or threatened against Employee in Employee’s capacity as a current or former director, officer or employee of the Company or any of its affiliates; and (h) does not affect any claims for contribution in the event Employee and any of the Releasees are found to be jointly liable.

5. Continuing Protection of Confidential Information and Return of Company Property.

(a) Employee warrants that he has not used or disclosed any Confidential Information, except as permitted in connection with his performance of his job duties during his employment. Employee warrants that, as of the date he signs this Release, he has returned to the Company all Confidential Information and other property in his possession (including but not limited to identification badges, keys, keyfobs, access cards, computers and equipment, personal digital assistance, cellular telephones, documents, pricing, customer and supplier lists, personnel information, product information, electronic passwords, memoranda, marketing and sales information and/or files in whatever form, including any electronic data format), and that he has retained no copies of any such information. Employee further represents that he has reconciled to the Company’s satisfaction any outstanding amounts due to the Company on account of charges incurred by him prior to his Separation Date.

(b) Employee agrees that, to the extent he has transferred any Confidential Information and/or other business information belonging to the Company and/or any of the Releasees, any personal computer equipment, personal electronic storage devices, or any cloud or other file sharing service to which he has access, he has properly disposed of such materials after returning a complete, true copy of the same to the Company and has also will fully deleted and otherwise appropriately removed all electronic copies of the same from his personal computer equipment, other electronic devices and any cloud or other file sharing services to which he has access in a manner reasonably performed to effectively prevent the disclosure of any sensitive personal data and/or other Confidential Information and/or other business information belonging to the Company.

6. Binding Nature. This Release is binding upon Employee and his heirs, executors and administrators, and is binding upon and shall inure to the benefit of the Company and its successors and assigns.

7. Governing Law and Venue. This Release shall in all respects be interpreted, enforced and governed under the laws of the State of New Jersey, exclusive of any choice of law rules. Any dispute regarding this Release shall be brought in, and the Parties consent to the personal jurisdiction of, the state and federal courts of the State of New Jersey (to the extent that subject matter jurisdiction exists).

8. Severability. If any provision of this Release is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

9. No Oral Modification. This Release may not be changed, modified or amended except by a written amendment signed by Employee and an authorized officer of the Company. This Release and the Agreement reflect the entire agreement of the parties, and supersede any prior oral or written agreements related to the same subject matter, except that this Release does not extinguish any of Employee’s or Company’s obligations under the Stock Option Agreement.

By:	/s/ Joseph Debold	Date: January 2, 2018
Joseph Debold

ACKNOWLEDGMENT

STATE OF New Jersey	)
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COUNTY OF	)

On this 2nd day of January, 2018 before me personally came Joseph Debold known and identified to me known to be the person described herein, who executed the foregoing Separation Agreement and General Release, duly acknowledging to me that he signed the same on his own free will, act and deed for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and seal at Parsippany, New Jersey on the day and year aforesaid.

/s/Michelle Lutkowski
Notary Public

SEPARATION AGREEMENT AND GENERAL RELEASE

ATTACHMENT “B”

AMENDMENT TO

STOCK OPTION AGREEMENT

PURSUANT TO THE TERMS OF THE

AMENDED AND RESTATED
WIRELESS TELECOM GROUP, INC. 2000 STOCK OPTION

THIS AMENDMENT is made and effective this 30 day of November, 2017 (the “Effective Date”), by and between Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), and Joseph Debold (the “Optionee”).

Background

A. The Optionee was originally granted options (the “Options”) to acquire shares of the Company common stock pursuant to the terms of the Amended and Restated Wireless Telecom Group, Inc. 2000 Stock Option Plan (as amended, the “2000 Plan”).

B. The Options are evidenced by the Stock Option Agreement, dated April 15, 2010, executed by both the Optionee and the Company (the “Award”).

D. The Committee (as defined in the 2000 Plan) that administers the 2000 Plan has authorized this amendment to the Award, pursuant to Section 21 of the 2000 Plan, for the purpose of extending the exercise provisions of the Award in the event of termination of the Optionee’s employment with the Company.

E. The Optionee consents to the amendment of the Award as provided herein.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Effective Date, the parties hereto agree as follows:

1. By deleting existing Section 1.8 of the Award in its entirety and by substituting therefor the following:

“1.8. “Expiration Date” means the earliest of the following:

(a) if Optionee shall voluntarily terminate his employment with the Employer (other than as a result of his death any time), such Optionee shall have the right to exercise the option as vested at that time, within ninety (90) days after such termination of employment; or

(b) if Optionee’s employment with the Employer shall be Involuntarily Terminated (other than as a result of his death any time), such Optionee shall have the right to exercise the option as vested at that time, any time within ninety (90) days after such Involuntary Termination of employment; or

(c) if Optionee dies, the date one (1) year after death; or

(d) the day before the tenth (10th) anniversary of the Grant date.”

2. By deleting existing Section 10 of the Award in its entirety and by substituting therefor the following:

“Optionee shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Option, the exercise thereof and the transfer of the Shares. Such responsibility shall extend to all applicable federal (including FICA), state, local and foreign withholding taxes. The Grantee may elect, in a form and manner prescribed by the Company, to satisfy his responsibility to make appropriate provision for any such tax obligations by having shares withheld up to an amount that does not exceed the maximum applicable withholding tax rate for all such applicable withholding taxes. All obligations of the Company under this agreement shall be subject to the right of the Company to either collect or withhold such taxes.

Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee shall consult with any tax consultants Optionee deems advisable in connection with the grant of the Option and the purchase or disposition of the Shares, and that Optionee is not relying on the Company for any tax advice”.

3. All other terms of the Award shall remain in full force and effect, as reflected by the Award, except to the extent amended hereby.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same document. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy.

IN WITNESS WHEREOF, the parties have executed and sealed this Amendment as of the day and year first set forth above.

WIRELESS TELECOM GROUP, INC.

By:	/s/ Timothy Whelan

Title: Chief Executive Officer

OPTIONEE:

/s/ Joseph Debold
Joseph Debold
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